Exhibit 10.2

INVESTMENT TECHNOLOGY GROUP, INC.

Amended and Restated 1994 Stock Option and Long-term Incentive Plan

1.     Purposes

The purposes of the Amended and Restated Investment Technology Group, Inc. Stock Option and Long-term Incentive Plan (the “Plan”) are to advance the interests of the Company, to increase stockholder value by providing its directors, officers and other key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with rewards for outstanding service to the Company and its subsidiaries, and to provide the Company with an additional means to attract and retain qualified officers and other key employees. To this end, the Committee, as hereinafter designated, may grant stock options, stock appreciation rights, performance units, dividend equivalents and/or other incentive awards to directors, officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan. The Plan was merged with and into the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) effective as of May 8, 2007 (the “Effective Date”). No new grants will be made under the Plan after the Effective Date and any Shares issued pursuant to outstanding Awards under this Plan after the Effective Date shall be issued under the 2007 Plan.

2.     Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1   “Award” means any form of stock option, stock appreciation right, performance unit, dividend equivalent or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

2.2   “Award Agreement” means a written agreement setting forth the terms of an Award.

2.3   “Base Price Per Share” means a price per share fixed by the Committee at the time of grant of a Stock Appreciation Right that may be equal to, greater than, or less than the Fair Market Value of the shares of Common Stock covered thereby, but not less than the amount required by such laws, rules or regulations as may be applicable.

2.4   “Board” means the Board of Directors of the Company.

2.5   “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.6   “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that Committee action shall be taken by act of such members specified in, and otherwise in accordance with, Section 3.3. The Committee shall consist solely of two or more directors of the Company. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.

2.7   “Common Stock” means the Common Stock of the Company.

2.8   “Company” means Investment Technology Group, Inc., and successors thereto.

2.9   “Dividend Equivalent” means a right granted to a Participant to receive cash, shares of Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.11 “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the mean of the high and low regular way sales prices of the Common Stock as reported on the New York Stock Exchange as determined on the date as of which the valuation is to be made; provided, however, that at any time that the Common Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

2.12 “Incentive Stock Option” (“ISO”) means any Stock Option intended to be, and designated and qualifying as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

2.14 “Officer” means a person who is considered to be an officer of the Company under Exchange Act Rule 16a-1(f).

2.15 “162(m) Award” means an Award intended by the Committee to constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Such Awards would include Options or SARs granted with an exercise price or base price per share equal to or greater than 100% of the Fair Market Value of a share of Common Stock, or Awards granted in accordance with Section 7.

2.16 “Option” or “Stock Option” means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes both Incentive Stock Options and Non-Qualified Stock Options.

2.17 “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option.

2.18 “Participant” means any individual to whom an Award has been granted under this Plan.

2.19 “Performance Award” means the right to receive either (i) shares of Common Stock or cash in an amount determined with reference to Common Stock value (performance shares), or (ii) a fixed dollar amount payable in cash or shares (performance units), or a combination of both, at the end of a specified Performance Period.

2.20 “Performance Period” means a period of not less than one nor more than ten years during which corporate, division, subsidiary, group or other performance objectives shall be utilized for purposes of determining the amount of a Performance Award.

2.21 “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

2.22 “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share on the date of exercise of the SAR over the Base Price Per Share established on the date the SAR was granted.

3.     Administration

3.1   The Plan shall be administered and interpreted by the Committee. The foregoing and other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

3.2   The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the Officers and other key employees of the Company and its subsidiaries to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock or units or rights to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion; (f) determine whether Common Stock to be issued and other amounts payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to a 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee, but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such Non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to be 162(m) Awards to fail to so qualify. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and its subsidiaries, all employees and Participants and their respective beneficiaries, transferees, heirs, executors, administrators, successors and assigns.

4.     Eligibility

Officers and other key employees of the Company and its present and future subsidiaries (including those who may also be directors of the Company) and non-employee directors of the Company, who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries, are eligible to receive Awards under this Plan.

5.     Shares Available for Awards

5.1   The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Incentive Stock Options under the Plan is 500,000.

5.2   Except as provided in Section 5.1 above, the maximum number of shares of Common Stock of the Company with respect to which any Awards may be made in any calendar year during the term of this Plan shall not exceed twenty percent (20%) of the number of shares of Common Stock issued and outstanding as of the first day of the calendar year in which Awards are made, less the number of shares of Common Stock reserved for issuance with respect to, or underlying, any Award made and outstanding pursuant to this Plan as do such date. In addition, in each fiscal year during any part of which the Plan is in effect, a Participant may be granted (i) Options and SARs under Section 6.1 and 6.2 relating to no more than 1,000,000 shares of Common Stock and (ii) Performance Awards pursuant to Section 7 relating to no more than 100,000 shares of Common Stock, subject in each case to adjustment as provided in Section 5.5. With respect to Performance Awards pursuant to Section 7 not valued by reference to Common Stock at the date of grant, the maximum amount payable to a Participant in settlement of such an Award in any fiscal year shall be the Fair Market Value of the number of shares of Common Stock specified in the preceding sentence (subject to adjustment) to which Performance Awards may relate valued at the date of grant or at the date of settlement of the Award whichever is greater (this limitation is separate and not affected by the limitation on shares of Common Stock set forth in clause (ii) of the preceding sentence).

5.3   Shares of Common Stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited are available for issuance or use in connection with future Incentive Stock Option grants, and future Awards during the calendar year in which they expire or otherwise become available.

5.4   Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

5.5   In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustments in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and other terms and conditions of Awards and/or the exercise price of Awards in the event of any stock dividend, stock split, spin-off or recapitalization in the form of large, special and non-recurring dividends, appropriate provision for supplemental payments of cash, other Awards, or other property, or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan (including the number of shares specified in Section 5.1 and in each of clauses (i) and (ii) of the second sentence of Section 5.2), as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants. In the event that the Company declares a cash dividend (other than one constituting a large, special and non-recurring dividend), the Committee may make appropriate adjustment to the number of shares subject to options, rights and other Awards granted under the Plan or make appropriate provision for supplemental payments of cash, other Awards or other property, but shall not make any adjustment to the exercise price of the Awards.

6.     Awards Under the Plan

6.1   Stock Options. The Committee may grant Incentive Stock Options, Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company, in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option granted hereunder be exercisable prior to May 4, 1997, except upon the occurrence of a change in control of the Company (as defined by the Committee), or after the expiration of ten years from the date of such grant. The automatic or discretionary grant of “reload” Stock Options is specifically authorized.

In case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price for the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

The exercise price at which shares of Common Stock may be purchased pursuant to the grant of a Non-Qualified Stock Option shall be fixed by the Committee at the time of grant and may be equal to, greater then, or less than the Fair Market Value of the shares of Common Stock covered thereby.

6.2   Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (SARs), in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provision of the Plan.

SARs may be granted in connection with all or any part of, or independently of, any Stock Option granted under the Plan. An SAR granted in connection with a Non-Qualified Stock Option may be granted at or after the time of grant of such option. An SAR granted in connection with an ISO may be granted only at the time of grant of such option.

Limited SARs that may only be exercised in connection with a change in control or other event (as specified by the Committee) may be granted on such terms, not inconsistent with this Section 6.2, as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

Upon the exercise of an SAR granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the SAR is exercised. Upon the exercise of an option in tandem with which an SAR has been granted, the number of shares subject to the SAR shall be reduced by the number of shares with respect to which the option is exercised.

6.3           Performance Awards. The Committee may grant Performance Awards in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provision of the Plan.

The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of the value of the Common Stock, the performance of the Company, including based on earnings or cash flow; the performance of any subsidiary or affiliate of the Company; or

such other facts or criteria as the Committee shall determine. Such goals may be revised by the Committee at any time and from time to time during the Performance Period to take into account significant unforeseen events or changes in circumstances. The foregoing notwithstanding, any Performance Award intended to constitute a 162(m) Award shall be subject to the limitations set forth in Section 7.

6.4   Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares, Awards, or other investment vehicles as the Committee may specify.

6.5   Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan, the value of which are based in whole or in part on the value of Common Stock, that may not be defined in Sections 6.1 through 6.4 of this Plan.

Other stock-based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued, in whole or in part, by reference to, or otherwise based on or related to the value of, Common Stock (including, without limitation, phantom securities convertible or exchangeable into or exercisable for Common Stock), as deemed by the Committee consistent with the purposes of the Plan.

6.6 Consideration; Tandem and Substitute Awards. Except as provided in this Section 6.6 or to the extent that payment of lawful consideration may be required under Delaware General Corporation Law, only services may be required as consideration for the grant (but no the exercise) of any Award. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

6.7 Award Agreements. Awards under the Plan shall be evidenced by an agreement approved by the Committee that sets forth terms, conditions and limitations of an Award. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of, vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant.

7. Performance Awards

7.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a Covered Employee (as hereinafter defined) should qualify as a 162(m) Award, the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

7.2 Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and Treasury Regulation 1.162-27 thereunder. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such

Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

7.3 Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, affiliates, or business units of the Company (except with respect to the measures relating to Common Stock), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) appreciation in Fair Market Value or book value of Common Stock; (2) earnings per share; (3) revenues; (4) cash flow or cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin; (8) net income; operating income (before or after income taxes); earnings; or operating earnings (before or after income taxes); (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or other indexes, or compared to one or more comparable companies specified by the Committee.

7.4 Performance Period; Timing For Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period specified by the Committee (or, if so determined by the Committee, for a specified portion of a Performance Period). Performance goals shall be established not later then 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

7.5 Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7.3 during the given Performance Period, as specified by the Committee in accordance with Section 7.4 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

7.6 Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of Performance Awards subject to this Section 7. The Committee shall specify the circumstances in which Performance Awards shall be forfeited in the event of termination of employment prior to the end of a Performance Period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with Section 6 and this Section 7.

7.7 Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under this Section 7 shall be made in writing.

7.8 Status of 162(m) Awards. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8.     Effect on Other Plans

8.1   The Plan was originally effective in March 1994 and amended and restated effective January 29, 1997. The Plan was again amended effective September 15, 2006, subject to approval of the Company stockholders. In the event stockholders of the Company do not so approve the amendment, the amendment shall not be effective, Awards granted subject to such stockholder approval shall be cancelled and Awards shall not be made thereafter to the extent required under Treasury Regulation 1.162-27(e)(4) in order that the submission of the matter for stockholder approval meets the requirements of that Regulation.

8.2   In no event shall the value of, or income arising from, any Awards issued under the Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company, unless such plan specifically provides to the contrary.

9.     Miscellaneous Provisions Related to Participants

9.1   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Participant or other person shall have any claim to be granted any Awards, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

9.2   Except as may be otherwise provided under Section 6.4, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

9.3   The purchase price of the shares of Common Stock as to which an option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow the payment to be by surrender of unrestricted shares of Common Stock (valued at their Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.

9.4   A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by or to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award or, at the election of the holder of the Award, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

9.5   If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

9.6   Awards (and rights or interests therein) shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 9.7), and during the Award holder’s lifetime, such Awards and rights shall be exercisable only by such holder or such holder’s duly appointed guardian or legal representative. The foregoing notwithstanding, the Committee may provide that Awards (or rights or interests therein), other than Incentive Stock Options and Awards in tandem with such Incentive Stock Options, shall be transferable, including permitting transfers to a Participant’s immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefits of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

9.7   Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant’s death. If no such designation is in effect at the time of a Participant’s death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant’s estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant’s death.

10.  Governing Law

The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

11.  Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the reminder of the Plan and any such Award shall remain in full force and effect.

12.  Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

13.  Rule 16b-3 Compliance

13.1 Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity issued pursuant to the exercise or conversion of such derivative security.

13.2 With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the repurchase of any Award or shares resulting from any Award in order to prevent a Participant from incurring or potentially incurring liability under Section 16(b) of the Exchange Act. Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in order acquired by the Participant.

14.  Effective Date and Term of Plan

14.1 The Plan was approved by the stockholders of the Company by written consent and became effective in March 1994. The amendment and restatement of the Plan adopted by the Board of Directors on January 29, 1997, was effective upon adoption by the Board, subject to approval of the Company stockholders at the Company’s 1997 Annual Meeting of Stockholders by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote on the subject matter at the Meeting. In the event stockholders of the Company do not so approve the amendment and restatement, the amendment and restatement shall not be effective, Awards granted subject to such stockholder approval shall be cancelled and Awards shall not be made thereafter to the extent required under Treasury Regulation 1.162-27(e)(4) in order that the submission of the matter for stockholder approval meets the requirements of that Regulation.

14.2 The Plan shall remain in effect until March 31, 2007, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

15.  Amendment and Termination of the Plan

15.1 The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the Company’s stockholders at the annual meeting of stockholders the record date of which next follows the taking of such Board action if such stockholder approval is required by any federal or state law or regulation or rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, and the Board may otherwise, in its discretion, determine to submit any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless such amendment is required by law.

15.2 The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.